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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 33-92588, File No 33-95118 and File No. 333-15085) of CD
Radio Inc. and Subsidiary of our report dated March 26, 1997 on our audits of the consolidated financial statements of CD Radio Inc. and Subsidiary as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996, and for the period May 17, 1990 (date of inception) to December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                                       COOPERS & LYBRAND L.L.P.

Washington, DC
March 31, 1997